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wavecom

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Gemalto's Offer undervalues Wavecom November 2008 Exhibit 99(a)(17)

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Forward-looking statements
This presentation contains forward-looking statements that relate to the Company's plans, objectives, estimates and goals in particular on page 6 and 7. Words such as "expects," "anticipates," "intends," "plans," "believes" and
"estimates," and variations of such words and similar expressions also identify such forward-looking statements.
The Company's business is subject to numerous risks and uncertainties, including probable variability in the
Company's quarterly operating results, difficulties in the Company’s business stemming from the current financial crisis, the Company’s ability to secure superior value as a standalone company or through another business combination, reactions of the Company’s employees, customers, suppliers, contracting parties and other stakeholders to events surrounding Gemalto’s offer, the future value of the Company's tax asset, nascent vertical markets, a long sales cycle, the uncertain rate of development of the M2M market for wireless communications, success of the Company’s new services line, technological changes, vertical integration by other market participants, failure to protect the Company’s intellectual property, possible quality issues relating to the Company’s products, dependence on third parties, in particular its manufacturing partner and other third party suppliers, currency rate fluctuations and other risks associated with managing growth or associated with the Company’s global operations. These and other risks and uncertainties, which are described in more detail in the Company's most recent filings with the U.S. Securities and Exchange Commission, could cause the Company's actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.
Wavecom shareholders are urged to read Wavecom's Note en réponse and its Solicitation/Recommendation
Statement on Schedule 14D-9 filed with the French Autorité des Marchés Financiers (the “AMF”) and the U.S.
Securities and Exchange Commission (the "SEC"), respectively, as they contain important information. The Note en
réponse and the Solicitation/Recommendation Statement and other public filings made from time to time by the
Company are available without charge from, respectively, the AMF’s website at www.amf-france.org or the SEC's website at www.sec.gov, and at www.wavecom.com.

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Executive Summary
Gemalto’s offer:
Happens in the context of current global market turmoil to acquire
Wavecom at an unattractive price for Wavecom shareholders
Ignores the strong prospects of Wavecom’s core business and key M2M innovations (including Anyware Technologies and inSIM®)
Being hostile, could jeopardize the efficiency of Wavecom’s technical team and endanger the future of Wavecom’s innovations
Significantly undervalues Wavecom based on some widely accepted valuation methodologies
The Board unanimously considers that the financial terms of the Gemalto offer are insufficient and has determined that this offer is not in the best interest of Wavecom, its shareholders and employees and therefore recommends to its shareholders that they not tender their shares to the
Gemalto offer

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An opportunistic offer
In current chaotic global market conditions, Mid-caps including
Wavecom have suffered more than larger and more visible
companies
In this context of current global market turmoil, Gemalto chose to make its offer at an unattractive price for Wavecom
shareholders
The offer seems vague:
No detailed operating synergies put forward
No clear industrial rationale for the combination or strategy regarding the automotive segment

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security to be free

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Wavecom is critical and valuable for
Gemalto, and is not just a simple bolt-
on acquisition…
Exposed to weakening
markets
(1)
1. The handset industry is at a turning point.
”Analysts are now estimating mobile sales
could fall by up to 27% in 2009” - Financial
Times, Oct 27 2008
2. Worldwide growth rate of the SIM industry
has declined in 2007- Gartner Apr 30 2008
Leader in the growing M2M
market
1. 15 years of experience
2. Strong technological know-how
3. Highly recognized enterprise customers
(e.g. Tier 1 auto suppliers)
4. Solid relationships with mobile operators
Looking for a growth
engine...
The offer fails to recognize Wavecom’s
essential value for Gemalto
(1) Based on some industry sources

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Not valued in the offer : Anyware Technologies
A company bought by Wavecom in 2008
End-to-end solutions (services and software) for
enterprises
Enables customers to develop wireless products
Complete service platform capable of high scale
secure operations
Estimated Anyware
Techologies
2010 Market Share
Potentialaa
Anyware Technologies 2010 Est. Revenues Potential
(1)
(€m)
2010 Mid-point potential of ~ €60m revenues (1)
0
50
100
150
5% 10% 20%
Tailored to M2M telecom offering
Already proven in the marketplace with
large enterprises
A subscription-based model, bringing
recurring revenues, with relatively low
marginal cost
A high operating profit and cash
generation potential
What is Anyware Technologies?
Where is the value?
(1) Company’s Estimates
(2) Company estimates that the M2M
subscribers market will reach 100M
subscribers by 2010
Note: Not consolidated in 2007, would have
contributed to 2.4% of pro forma revenues
(sales amounting to 5M euros in 2007)
(2)

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inSIM® 2010 Est. Revenues Potential
(1)
(€m)
2010 Mid-point potential of ~ €60m revenues (1)
0
25
50
75
30% 40% 50%
7
Not valued in the offer : inSIM®
A unique branded technology developed by
Wavecom, embedding the SIM processor chip
directly into the cellular module
Technology can be implemented in any other
subsystem of an M2M application
The cellular module becomes a “super SIM”
Classical SIM card manufacturers like
Gemalto risk being disintermediated
More robust, less prone to failure and more
secure than conventional SIM cards, with
simplified logistics
High margin and high cash flow generation
potential, given Wavecom asset light model
Close relationships with leading mobile
telecommunication operators and enterprise
market end customers
An immediate access to the M2M market which
Gemalto has not yet really entered
What is inSIM® ? Where is the value?
Estimated inSIM®
2010 Market Share
Potential (2)
(1) Company’s Estimates
(2) Company estimates that the
Modules’market will reach 50M units by
2010
Note: inSIM® is a new technology, not
contributive to 2007 revenues

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A hostile offer which jeopardizes the efficiency
of Wavecom’s R&D team and future
innovations
The offer is unsolicited and hostile
A very unusual and risky move in the technology industry
Wavecom’s value lies in its employees

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Based on some widely accepted valuation
methodologies, Gemalto’s Offer significantly
undervalues Wavecom
This method does not include any control
premium
Method 1, average share prices
Method 3, previous transactions
(2)
Method 2, trading comparables
(1)
Method 4, other hostile references
(4)
Compared to premia observed in the
most significant unsolicited public offers
completed in France, the implied
premium of Gemalto’s Offer is 17pts
below the premium observed on a 3-
month VWAP basis and 38 pts below on
a 6-month VWAP basis
9
Set of transactions
selected
Siemens Wireless
Modules Transaction
(3)
14.0 9.1 - 11.1
(49.8%) (36.8%) - (22.7%)
Implied Wavecom Share
Value
(€)
Premium /
(Discount )
of
Offer Price
Criteria
(before filing of the Offer, as at October 3,
2008
)
Premium/
(Discount )
Offered
(%)
Last share price  71.6%
1-month volume weighted average price (VWAP )
59.5%
3-month volume VWAP
50.2%
6-month volume VWAP
26.7%
9-month volume VWAP
1.8%
12-month volume VWAP
(22.1%)
(1) Source: 2008 / 2009 estimates from broker's consensus, Factset, Companies' publicly filed reports. Further details available on p15
(2) Further details available on p16. The Comparables include:
- Tier 1: Novatel Wireless, Option, Sierra Wireless & Telit  Communications
- Tier 2: Avocent, Digi International, RF Micro Devices & Skyworks Solutions
(3) Based on the mid-point  of the estimated  transaction  value: “an undisclosed consideration estimated to be in the range of
EUR 150 to 200m” (Source: Mergermarket)
(4) Further details available on p17. Note: Premia  calculated  are  based  on  main  offers  terms
Tier 1 Tier 2 Total
5.9 - 6.3 14.8 - 14.9 9.7 - 10.6
10.5% - 19.3% (53.1%)  - (52.8%) (33.8%)  - (28.2%)
Implied Wavecom Share
Value
(€)
Premium /
(Discount )
of
Offer Price

→

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Source: Company Reports
(1) Total number of shares of 16,569,839 on a diluted basis (exercisable dilutive instruments in-the-money under the current terms of the Gemalto Offer), including treasury shares
(2) Total number of OCEANE of 2,571,884. Including accrued interest on OCEANE on the basis of a settlement date as at January 5, 2009
(3) Adjusted for OCEANE 2008 interest payment, cash proceeds from exercise of stock options and other dilutive instruments and cash proceeds from tendering treasury shares into offer
(4) Company Estimates as of September 30, 2008
(5) Assuming the theoretical ability to use all tax assets and carryforwards in 2008
10
Effective purchase price
For illustration purpose, and after taking into account Wavecom’s cash and marketable securities, Gemalto’s effective purchase price would be €3.7 per share. After taking into account, in addition, all of Wavecom’s tax assets and tax loss carryforwards, Gemalto’s effective purchase price would be further reduced by up to €2.0 per share (assuming the theoretical ability to use all such tax assets and tax loss carryforwards in 2008), reducing the effective purchase price to a minimum of €1.8 per share
€1.8 to €3.7 per
share
(€m)
62
116
29
81
(135)
(33)
0
40
80
120
160
200
240
Cash Outflow
Shares
(1)
Cash Outflow
OCEANE
Available Cash as at
September 30, 08
(3)
Net Tax Assets as at
September 30, 08
Net Effective Cash
Outflow
116
29
81
(135)
(33)
0
40
80
120
160
200
240
Cash Outflow
Shares
Cash Outflow
OCEANE
Available Cash as at Net Tax Assets as at
Net Effective Cash
Outflow
(2)
(4)(5)

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WAVECOM ALLOWS GEMALTO TO GROW FASTER IN A
CHANGING ENVIRONMENT
GEMALTO’S MOVE IS OPPORTUNISTIC, HOSTILE AND RISKY
FOR THE BUSINESS
GEMALTO DID NOT EXPLAIN THE DEAL RATIONALE NOR
QUANTIFY OPERATING SYNERGIES
GEMALTO’S OFFER SIGNIFICANTLY UNDERVALUES
WAVECOM
Wavecom is critical for Gemalto

12 TAKE NO ACTION, STAY WITH WAVECOM

13 Valuation Details The following data are extracted from the “Note en réponse” of Wavecom filed with the AMF under the 08-328 registration number

As at October 3, 2008
As at September 12, 2008, as a secondary analysis

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rd
th
7.23
5.86
4.93
4.73
9.67
9-month VWA
6-month VWA
3-month VWA
12-month VWA
1-month VWA
7.23
5.86
4.93
4.73
9.67
9-month VWA
6-month VWA
3-month VWA
12-month VWA
1-month VWA
8.99
6.88
5.52
4.66
4.39
1-month VWAP
3-month VWA
6-month VWAP
12-month VWA
9-month VWA
8.99
6.88
5.52
4.66
4.39
1-month VWAP
3-month VWA
6-month VWAP
12-month VWA
9-month VWA
14
The Offer is at a Discount to Wavecom’s 12-
month Average Share Price
(1)
Wavecom Share Price (€/Share)
Source: Factset
(1) As at October 3   , 2008
(2) Announced on September 14  , 2008
Gemalto Offer Price:
€7/Share
59.5%
Premium
22.1%
Discount
Long-term share price averages are more
relevant as they neutralize exogenous factors
As of October 3
rd
, 2008, the Gemalto Offer
price represents a 22% discount compared to
the 12-month volume weighted average
share price (VWAP) and only a 2% premium
compared to the 9-month VWAP
As a secondary analysis, looking at
Wavecom’s stock price prior to Lehman
Brothers’ bankruptcy
(2)
results in even greater
discounts. As of September 12
th
, 2008,
Gemalto’s offer is at a discount of 28% to
Wavecom’s 12-month VWAP
50.2%
Premium
26.7%
Premium
1.8%
Premium
47.9%
Premium
27.6%
Discount
42.1%
Premium
19.4%
Premium
3.1%
Discount

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The Offer is at a Discount to Trading Comparables
Implied Valuation
Trading Comparables Average (EV/Sales)
(1)
Implied Wavecom per Share Valuation (in €)
Gemalto Offer Premium/(Discount) vs. Implied
Valuation (in %)
Applying the estimated 2008/2009 EV/Sales multiples
methodology to the “Tier 1” group of comparables, the
valuation range is €5.9 to €6.3 per share (the Gemalto
Offer representing a 19% and 11% premium, respectively).
Applying the same methodology to the “Tier 2” group of
comparables, the valuation range is €14.8 to €14.9 per
share (the Gemalto Offer representing a 53% and 53%
discount, respectively)
Gemalto’s Offer stands at discounts of 34% and 28% to
Wavecom’s implied standalone valuation of €10.6 and €9.7
per share, based on trading comparables’ EV/Sales
(1)
08E/09E
(2)
multiples, applied to the whole set of
comparables
(3)
Besides, such trading comparables method does not
take into account any control premium
Source:
Company Reports, Factset, Brokers’ Reports, as at October 3, 2008
(1) Enterprise Value (EV)/ Sales
(2) 2008 Estimate/ 2009 Estimate. Consensus based on brokers' reports
(3) The Comparables include:
- Tier 1: Novatel Wireless, Option, Sierra Wireless & Telit Communications
- Tier 2: Avocent, Digi International, RF Micro Devices & Skyworks
Solutions
5.9
6.3
14.9 14.8
9.7
10.6
0.0
4.0
8.0
12.0
16.0
2008 2009
Total
Tier 2
Tier 1
5.9
6.3
14.9 14.8
9.7
10.6
0.0
4.0
8.0
12.0
16.0
2008 2009
5.9
6.3
14.9 14.8
9.7
10.6
0.0
4.0
8.0
12.0
16.0
2008 2009
Total
Tier 2
Tier 1
Total
Tier 2
Tier 1
Total
Tier 2
Tier 1
19.3%
10.5%
(53.1%) (52.8%)
(28.2%)
(33.8%)
-60.0%
-30.0%
0.0%
30.0%
2008 2009
Total
Tier 2
Tier 1
19.3%
10.5%
(53.1%) (52.8%)
(28.2%)
(33.8%)
-60.0%
-30.0%
0.0%
30.0%
2008 2009
19.3%
10.5%
(53.1%) (52.8%)
(28.2%)
(33.8%)
-60.0%
-30.0%
0.0%
30.0%
2008 2009
Total
Tier 2
Tier 1
Total
Tier 2
Tier 1
Total
Tier 2
Tier 1
0.32x
0.39x
1.33x 1.36x
0.75x
0.87x
0.00x
0.50x
1.00x
1.50x
2008 2009
Total
Tier 2
Tier 1 0.32x
0.39x
1.33x 1.36x
0.75x
0.87x
0.00x
0.50x
1.00x
1.50x
2008 2009
0.32x
0.39x
1.33x 1.36x
0.75x
0.87x
0.00x
0.50x
1.00x
1.50x
2008 2009
Total
Tier 2
Tier 1
Total
Tier 2
Tier 1
Total
Tier 2
Tier 1

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The Offer Undervalues Wavecom Based on
Multiples Paid in Precedent Comparable
Transactions
Precedent Transactions: TV/LTM Sales
(1)
Average: 1.16x
Gemalto Offer represents a significant discount
The analysis of the multiples paid in comparable
transactions involving the acquisition of control in the
M2M telecom equipment sector over the last three
years demonstrate the undervaluation of Gemalto’s
offer
Gemalto’s Offer stands at a discount of 23% and
37% to Wavecom’s implied valuation of €9.1 to
€11.1 per share, based on the multiples paid in the
Siemens Wireless Modules transaction
(2)
Gemalto’s Offer stands at a discount of 50% to
Wavecom’s implied valuation of approximately €14.0
per share, based on multiples paid in precedent
relevant transactions
x
(2)
0.75x
3.05x
0.39x
0.45x
0.00
0.50
1.00
1.50
2.00
2.50
3.00
3.50
Wavecom/ Sony
Ericsson M2M
Telit
Communications/
Bellwave M2M
Laird
Technologies/
Ezurio
Consortium/
Siemens Wireless
Modules
0.75x
3.05x
0.39x
0.45x
0.00
0.50
1.00
1.50
2.00
2.50
3.00
3.50
Wavecom/ Sony
Ericsson M2M
Telit
Communications/
Bellwave M2M
Laird
Technologies/
Ezurio
Consortium/
Siemens Wireless
Modules
Sources: Companies’ public information, Wavecom, press releases, Factiva, foreign exchange rates at the date of announcement
(1) Transaction value over target company’s last 12-month sales, i.e. the latest four financial quarters before the relevant transaction
(2) Based on the mid-point of the estimated transaction value: “an undisclosed consideration estimated to be in the range of EUR 150 to 200m” (Source: Mergermarket), implying TV/LTM Sales multiples of 0.64x and 0.86x respectively
Transactions Average
Siemens Wireless
Modules Transaction
€146.4m €146.4m
14.0 9.1 - 11.1
(49.8%) (36.8%) - (22.7%)
Wavecom LTM Sales (30-
Sep-08)
Implied Wavecom Share
Value (€)
Premium / (Discount) of
Offer Price

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Premia Offered by Gemalto are Significantly
Below Premia Paid in Precedent French Hostile
Offers
Gemalto 3-month VWAP Premium vs. Hostile Transaction Premia
Gemalto Offer is 17pts below Average
Gemalto Offer is 38pts below Average
-32
14
22
-31
-24
-50
-60
-45
-30
-15
0
15
30
Saica + Mondi/
La Rochette
Groupe Partouche/
Européenne des
Casinos
Alcan/
Pechiney
GE Real Estate/
Sophia
Sanofi/
Aventis
Mittal Steel/
Arcelor
Gemalto 6-month VWAP Premium vs. Hostile Transaction Premia
-66
-11
-7
-58
-35
-50
-80
-60
-40
-20
0
Saica + Mondi/
La Rochette
Groupe Partouche/
Européenne des
Casinos
Alcan/
Pechiney
GE Real Estate/
Sophia
Sanofi/
Aventis
Mittal Steel/
Arcelor
Average of Gemalto Offer Discount vs. Hostile Transaction Premia
Average of Gemalto Offer Discount vs. Hostile Transaction Premia
The premia offered by Gemalto on the basis of
a depressed share price are much lower than
those paid in precedent hostile transactions
occurring in more favorable stock market
environments
Only the premia of the last bid in each case are
taken into account for this comparison, such
premia corresponding to the offer having been
accepted by the target company
Compared to premia observed in the most
significant unsolicited public offers completed in
France, the implied premium of Gemalto’s Offer is
17pts below the premium observed on a 3-month
VWAP basis and 38 pts below on a 6-month
VWAP basis
Source: AMF filings, successful hostile offers on a French target since February 2002
Note: Premia calculated are based on main offers terms
VWAP: Volume Weighted Average Price
Percentage
Pts
Percentage
Pts